UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 8, 2018, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”), following the recommendation of the Nominating, Corporate Governance and Compliance Committee of the Board, elected John A. DeFord, Ph.D. to serve as a director of the Company. Dr. DeFord’s election as a director will be effective, and he will commence his service on the Board, upon the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). Dr. DeFord will serve as a Class II director and will stand for re-election to the Board at the Company’s 2018 Annual Meeting of Stockholders, where Mr. Lesley Howe and Dr. Peter Farrell will retire from the Company’s Board when their current terms expire, pursuant to the Company’s director retirement age policy.

In connection with the election of Dr. DeFord to the Board, the Board approved an increase in the size of the Board from nine to 10 members. Following the election of Dr. DeFord to the Board, the Board is now comprised of 10 directors, nine of whom are independent non-employee directors. There are no arrangements or understandings between Dr. DeFord and any other person pursuant to which he was elected as a director of the Company. Following the Annual Meeting, when Mr. Howe and Dr. Farrell retire from the Board, the Board intends to reduce its size by two members.

Dr. DeFord, age 56, currently serves as Senior Vice President, Research and Development, Interventional Segment for Becton, Dickinson and Company (“BD”). He joined BD following its December 2017 acquisition of C.R. Bard, Inc. (“Bard”), where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and has served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital firm. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer. Dr. DeFord is a graduate of Purdue University with a B.S. and M.S. in Electrical Engineering and a Ph.D. in Electrical/Biomedical Engineering.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Dr. DeFord and the Company. Dr. DeFord will serve as a member of the Nominating, Corporate Governance and Compliance Committee of the Board. Pursuant to the Company’s current non-employee director compensation package and under the Company’s 2014 Equity Incentive Plan, Dr. DeFord will be awarded a pro-rated annual grant of restricted stock units (“RSUs”), subject to vesting on the date of the 2018 Annual Meeting of Stockholders. The RSUs will be granted based on a full-year value of $150,000, pro-rated from his start date through May 3, 2018 (the anticipated date of the 2018 Annual Meeting of Stockholders). The number of shares of the Company’s common stock subject to the RSUs will be calculated by dividing the grant date value by the Company’s closing stock price on the grant date. Dr. DeFord will also receive an annual cash retainer for his Board service, which is payable quarterly, commencing with the Company’s fiscal quarter ending June 30, 2018. Effective for the fiscal quarter ending June 30, 2018, the annual cash retainer will be $70,000. Dr. DeFord has entered into an indemnification agreement with the Company in substantially the form filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014.

On February 8, 2018, the Company issued a press release announcing the election of Dr. DeFord to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by NuVasive, Inc. on February 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: February 8, 2018	By:	/s/ Rajesh Asarpota
Rajesh Asarpota
Executive Vice President and Chief Financial Officer